Exhibit 10.7

Translation

FORM OF EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (hereinafter “this Agreement”) is entered into in                  as of                          by the following parties:

Pledgee:

Party A:	Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.
Registered Address: Room 617, Block 1, Pengyi Garden
Bagua No.2 Road
Futian District, Shenzhen

Pledgor:

Party B:	__________________________________________
ID card No.:

Party C:	Guangdong Meidiya Investment Co., Ltd.
Registered Address: Room 603, Xiangkang Shangmao Building
No. 11 Sanyuanli Avenue
Baiyun District, Guangzhou

WHEREAS,

1.	Party A is a wholly foreign-owned enterprise registered in the People’s Republic of China (hereinafter “PRC”).

2.	Party B is a citizen of the PRC and holds % equity in Guangdong Meidiya Investment Co., Ltd. (hereinafter “Guangdong Meidiya Company”), a limited liability company registered in Guangzhou, China.

3.	Both parties signed a Loan Agreement on . According to this agreement, Party A will provide an interest-free loan at an amount of RMB to Party B (hereinafter “Loan”) to Party B and Party B agrees to pledge all its equity in Guangdong Meidiya Company to Party A.

NOW THEREFORE, Party A (hereinafter “Pledgee”) and Party B (hereinafter “Pledgor”) through friendly negotiations, hereby enter into this Agreement.

1.	Definitions and Interpretation

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	“Right of Pledge”: refers to all the contents as set forth in Article 2 hereunder.

1.2	“Equity”: refers to all the equity in Guangdong Meidiya Company legally held by the Pledgor.

1.3	“Event of Default”: refers to any event in accordance with Article 7.1 hereunder.

1.4	“Notice of Default”: refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2.	Pledge

The Pledgor agrees to pledge its equity in Guangdong Meidiya Company to the Pledgee as a guarantee for its obligations under the Loan Agreement. Right of Pledge refers to the right owned by the Pledgee to be first compensated with the proceeds from the money converted from or the proceeds from the auction or sale of the equity pledged by the Pledgor to the Pledgee.

3.	Registration and Notarization of Pledge

3.1	Within one (1) week after the signing of this Agreement, the Pledgor shall cause Guangdong Meidiya Company to record Pledgee’s right of pledge over its equity in the roster of shareholders and deliver the copy of the roster of shareholders bearing the common seal of Guangdong Meidiya Company as well as the original of equity contribution certificate of Guangdong Meidiya Company to Pledgee for keeping.

3.2	Within two (2) weeks after the signing of this Agreement, Pledgor shall, together with Pledgee, notarize this Agreement as well as Pledgee’s right of pledge recorded in the roster of shareholders and equity contribution certificate as set forth in Article 3.1 hereof at a notary public office in the place where Guangzhou Meidiya Company is domiciled, with relevant expenses to be borne by the Pledgor.

3.3	Both parties agree that if conditions permit, they will try to cause the pledge under this Agreement to be recorded at the industrial and commercial administrative bureau in the place where Guangzhou Meidiya Company is registered, but both parties confirm that unless compulsorily stipulated by Chinese laws and regulations, whether this Agreement is recorded as above or not will not affect the validity of this Agreement.

3.4	Guangdong Meidiya Company hereby undertakes to record Pledgee’s right of pledge over the equity in the roster of shareholders and to deliver the only one roster of shareholders to Pledgee for keeping. No other roster of shareholders will be set up.

4.	Rights of the Pledgee

4.1	Where the Pledgor does not perform its debts, the Pledgee shall be entitled to be first compensated from the money converted from or the proceeds from auction or sale of the pledged equity of Guangdong Meidiya Company.

4.2	Pledgee shall be entitled to the bonus arising from pledged equity

5.	Representation and Warranty of Pledgor

5.1	The Pledgor is the legal owner of the pledged equity.

5.2	The Pledgor does not pledge the equity or the equity is not encumbered to any other person except for the Pledgee.

5.3	The pledge of equity by the Pledgor has obtained the consent of the other shareholders of Guangdong Meidiya Company and other shareholders agree to waive the preemptive right when the Pledgee exercises the right of pledge.

6.	Undertakings by Pledgor

6.1	During the term of this Agreement, the Pledgor undertakes to the Pledgee for the benefit of the Pledgee that it will:

6.1.1	Not transfer or assign the equity, create or cause to be created any pledge which may have an adverse effect on the rights or interests of the Pledgee without prior written consent from the Pledgee;

6.1.2	Comply with the laws and regulations with respect to the pledge of rights; present to the Pledgee the notices, orders or suggestions with respect to the Right of Pledge issued or made by the competent authority within five (5) days upon receipt thereof; and comply with such notices, orders or suggestions; or make an objection to or a statement on the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee;

6.1.3	Timely notify the Pledgee of any events or any received notices which may affect the Pledgor’s right over the equity or any part thereof, or may change Pledgor’s any warranty and obligation under this Agreement or affect Pledgor’s performance of its obligations under this Agreement.

6.2	The Pledgor agrees that Pledgee’s right to exercise the Right of Pledge obtained from this Agreement will not be interrupted or hindered by Pledgor or any of its successors or principals or any other person through legal proceedings.

6.3	The Pledgor promises to the Pledgee that in order to protect or improve the guaranty for the repayment of the loan under this Agreement, Pledgor will execute in good faith and cause other interested persons relating to Right of Pledge to execute all right certificates and contracts required by Pledgee and/or perform and cause other interested persons to perform the acts required by Pledgee and provide convenience for the exercise of the rights and authority granted to Pledgee under this Agreement.

6.4	The Pledgor undertakes to the Pledgee that it will execute all change documents of equity certificate with Pledgee and the natural persons or legal persons designated by it (if applicable and necessary) and within a reasonable period, provide to Pledgee all notices, orders and decisions about Right of Pledge as it deems necessary.

6.5	The Pledgor undertakes to the Pledgee that for the purpose of Pledgee’s benefits, it will comply with and perform all warranties, undertakings, agreements, representations and conditions. Where Pledgor does not perform, in whole or in part, its warranties, undertakings, agreements, representations and conditions, Pledgor shall compensate all losses thus incurred to Pledgee.

7.	Event of Default

7.1	The following events shall be regarded as the events of default:

7.1.1	Pledgor fails to perform the obligations under the Loan Agreement;

7.1.2	Any representation or warranty made by Pledgor in Article 5 contains material misleading statements or errors and/or the Pledgor breaches any warranty in Article 5 hereof;

7.1.3	The Pledgor breaches the undertakings under Article 6 hereof;

7.1.4	The Pledgor breaches any of the other provisions of this Agreement;

7.1.5	The Pledgor waives the pledged equity or transfers or assigns the pledged equity without prior written consent from the Pledgee;

7.1.6	Pledgor’s borrowing, guaranty, compensation, undertaking or other liabilities (1) are requested to be repaid or performed in advance due to a default; or (2) are due but cannot be repaid or performed on time, which, at the discretion of Pledgee, has an adverse effect on Pledgor’s ability of performing the obligations under this Agreement;

7.1.7	Guangdong Meidiya Company is incapable of repaying the general debts or other debts;

7.1.8	This Agreement becomes illegal or the Pledgor is not capable of continuing to perform the obligations herein due to any cause other than force majeure;

7.1.9	The properties owned by Pledgor have significant adverse changes, which, at the discretion of Pledgee, has an adverse effect on Pledgor’s ability of performing the obligations under this Agreement;

7.1.10	The breach by the Pledgor due to its act or omission regarding the other provisions of this Agreement.

7.2	If the Pledgor knows or finds that any matter as stated in Article 7.1 hereof or any event possibly resulting in any of the above matters has occurred, it shall forthwith inform the Pledgee in writing.

7.3	Unless Pledgor takes the action to Pledgee’s satisfaction to correct the defaults as listed in Article 7.1 hereof, Pledgee may give a written notice about default to Pledgor when such default occurs or at any time thereafter, requesting Pledgor to immediately pay the outstanding debts and other payables under the Loan Agreement or requesting to dispose of the Right of Pledge according to Article 8.

8.	Exercise of Right of Pledge

8.1	The Pledgor shall not transfer or assign the pledged equity without prior written approval from the Pledgee prior to its full fulfillment of the obligations under the Loan Agreement.

8.2	The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises the right of pledge.

8.3	Subject to Article 7.3, the Pledgee may exercise the right of pledge when the Pledgee gives a notice of default in accordance with Article 7.3 or at any time thereafter.

8.4	The Pledgee is entitled to be first compensated with the money converted from or the proceeds from auction or sale of all or part of pledged equity in accordance with legal proceedings until the outstanding debts and all other payables of Pledgor under Loan Agreement are paid.

8.5	The Pledgor shall not hinder the Pledgee from exercising the Right of Pledge and shall give necessary assistance so that the Pledgee could realize its Right of Pledge.

9.	Assignment

9.1	The Pledgor shall not transfer any of its rights and obligations under this Agreement without prior consent from the Pledgee.

9.2	This Agreement shall bind upon Pledgor and its successors and inure to the benefit of Pledgee and any of its successors and permitted assigns.

9.3	To the extent being permitted by law, the Pledgee may transfer or assign all or any of its rights and obligations under the Loan Agreement to any person designated by it (natural person or legal person) at any time. In this case, such assignee shall have the same rights and obligations as those of Pledgee as if the assignee is a party hereto. When the Pledgee transfers or assigns the rights and obligations under the Loan Agreement, such transfer shall only be subject to a written notice given to Pledgor, and at the request of the Pledgee, the Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

9.4	After the Pledgee’s change resulting from the transfer or assignment, the new parties to the pledge shall execute a new pledge contract.

10.	Effectiveness and Term

The agreement is effective as of the date first set forth above and from the date when equity pledge is recorded on the Register of Shareholders of Guangdong Meidiya Company.

11.	Termination

This Agreement shall not be terminated until the loan under the Loan Agreement is paid off and the Pledgor no longer undertakes any obligations under the Loan Agreement, and the Pledgee shall assist in discharging the pledge of equity as far as reasonably practicable.

12.	Handling Charges and Other Expenses

The Pledgor shall be responsible for all the fees and actual expenses in relation to this Agreement, including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee shall pay the relevant taxes in accordance with the laws, the Pledgee shall compensate all such taxes paid by the Pledgor.

13.	Force Majeure

13.1	An Event of Force Majeure means any event that is beyond the reasonable control of either party and unavoidable or unpreventable after it gives due attention, including, but not limited to, government act, act of God, fire, explosion, storm, flood, earthquake, tide, lightning or war, but insufficiency of credit standing, funds or financing shall not be deemed to be beyond the reasonable control of either party. The prevented party shall, without undue delay, inform the other party of such exemption.

13.2	Should the performance of this Agreement be delayed or hindered due to any Event of Force Majeure as defined above, the prevented party shall not be liable therefor only to the extent being delayed or hindered. The prevented party shall take suitable measures to lower or eliminate the impact of such Event of Force Majeure, and make endeavors to resume the performance of the obligations delayed or hindered by Event of Force Majeure. Both parties agree to make their best efforts to continue to perform this Agreement once the Event of Force Majeure is eliminated.

14.	Confidentiality

Both parties agree and acknowledge that any and all oral or written materials exchanged pursuant to this Agreement are of a confidential nature. Each party shall keep confidential all such documents and not disclose any such documents to any third party without prior written consent from the other party, but the above confidentiality obligations shall not apply to the information which: (a) is or becomes or will be or become publicly available (through no fault of the recipient); (b) is disclosed under requirement of applicable laws or stock exchange’s rules or regulations; or (c) is disclosed by either party to its legal or financial consultant with respect to the transaction contemplated under this Agreement, who shall also undertake the confidential obligations similar to those as stated hereof. Any breach of confidentiality obligations by any of the personnel of either party or of the institutions engaged by it shall be deemed as a breach hereof by such party, and such party shall undertake the defaulting liabilities under this Agreement.

15.	Dispute Resolution

15.1	This Agreement shall be governed by and construed in accordance with the PRC laws.

15.2	Any dispute arising in connection with the interpretation and performance of the provisions of this Agreement shall be settled by both parties in good faith and through amicable negotiations. In case no settlement can be reached by both parties, either party may refer such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing and language of proceedings shall be Chinese. The arbitral award shall be final and binding upon both parties.

16.	Notice

Any notice which is given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing. Such notice is deemed to be duly received: if by hand delivery, at the time of receiving; if by telex or facsimile, at the time of transmission. If such notice does not reach the addressee on a business day or reaches the addressee after the business hours, the next business day following such day is the date of service. The delivery place is the address first written above of each party hereto or other address advised by such party in writing (including facsimile and telex) from time to time.

17.	Entirety

Notwithstanding Article 10, both parties agree that upon its effectiveness, this Agreement constitute the entire agreement and understanding between both parties with respect to the subject matter thereof and supersedes and replaces all prior oral and/or written agreements and understandings between both parties with respect to the subject matter thereof.

18.	Severability

Should any provision of this Agreement be held invalid or unenforceable by applicable law, such provision shall be invalid or unenforceable only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement.

19.	Amendment or Supplement

19.1	This Agreement may be amended or supplemented by a written instrument. All amendments and supplements to this Agreement duly signed by both parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

19.2	This Agreement and any amendments, modifications, supplements or changes thereof shall be in writing and come into effect upon being executed and sealed by both parties hereto.

20.	Counterparts

This Agreement is executed in triplicate in Chinese, with each party hereto holding one copy. All copies have the same legal effect.

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by itself or its legal representative or authorized representative as of the day and year first above written.

[No text below]

[Signing page]

Party A: Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.

Legal Representative/

Authorized Representative:

Common seal:

Party B:

Signature:

Party C: Guangdong Meidiya Investment Co., Ltd.

Legal Representative/

Authorized Representative:

Common seal: